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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 7, 1997, except as to Notes 6, 7 and 11, which are as of January 29, 1997, appearing on page F-3 of System Software Associates, Inc. Annual Report on Form 10-K for the year ended October 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

     /s/ Price Waterhouse LLP
_____________________________________
        Price Waterhouse LLP

Chicago, Illinois
June 16, 1997